EXHIBIT 10(w)
                                                         Form
10-K for 1994

                                                           File
No. 1-11237


                     AT&T CAPITAL CORPORATION 1995 MEMBER
                            ANNUAL INCENTIVE PLAN
                              February 23, 1995


SECTION 1: PURPOSE

     The purpose of the Plan is to provide incentive payments for certain eligible employees of the Company and certain of its subsidiaries and to:

     i. support the Company's belief that its success is built through sharing ideas, people, and resources;

     ii.  build teamwork and collaboration;

     iii. provide distinctions in rewards based on performance;
and

     iv.  reinforce the importance of the Company's performance.


SECTION 2: DEFINITIONS

     The following terms, as used herein, will have the meaning specified below:

     a. "Adjusted Target Pool" means a Target Pool adjusted pursuant to
Section 3(b).

     b.   "Award" means a cash payment made pursuant to the Plan
(whether
or not deferred pursuant to any deferred compensation plan of the Company).

     c.   "Board" means the Board of Directors of the Company.

     d. "Cause" means (i) a conviction of a Participant of a felony
(whether or not such conviction is subject to appeal), (ii) a determination by the Board or the Committee that the Participant has defrauded the
Company or any of its subsidiaries, (iii) a determination by the Board or the Committee that a Participant has misappropriated any property or business of the Company or any of its subsidiaries with a value in excess of $100 or intentionally damaged any property or business of the Company or any of its subsidiaries, or (iv) a determination by the Board or the
Committee that a Participant has engaged in willful and serious misconduct.

     e.   "Change in Control" means any of the following:

          i. an acquisition (other than in a Non-control Transaction, as defined in clause (iii) below) of any shares of capital stock or other securities of the Company generally entitled to vote in elections for directors ("Voting Securities") by a "Person" or "Group" (as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act")), other than the Company, any

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subsidiary of the Company or any employee benefit plan (or a trust forming
a part thereof) maintained by the Company or any subsidiary of the Company, as a result of which such person or group becomes the "Beneficial Owner"
(as such term is used in Section 13 of the Exchange Act) of Voting
Securities representing fifteen percent (15%) or more of the combined voting power of all Voting Securities then outstanding; provided that no such acquisition shall be deemed to give rise to a Change in Control so long as, after giving effect to such acquisition, AT&T Corp. ("AT&T")
remains the Beneficial Owner of Voting Securities representing a greater percentage of the combined voting power of all Voting Securities then outstanding than is represented by the Voting Securities beneficially owned by such Person or Group; provided, further, that an acquisition of Voting
Securities directly from the Company or any subsidiary of the Company shall not be deemed to give rise to a Change in Control if, immediately prior to such acquisition, no Person or Group is directly or indirectly in "Control" of the Company (as such term is defined in Rule 405 under the Securities
Act of 1933, as amended);

          ii. the individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent
Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the
Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a
"Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          iii. The approval by the requisite vote of the Company's stockholders of:

               A. a merger, consolidation or reorganization involving the
Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation surviving such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities of the Company immediately prior to such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation and (3) no Person (other than the
Company, any subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving
Corporation or any subsidiary thereof, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifteen percent (15%) or more of the then outstanding Voting Securities of the Company) has beneficial ownership of fifteen percent (15%) or more of
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the combined voting power of the Surviving Corporation's then outstanding
voting securities (a transaction meeting the criteria set forth in the foregoing clauses (1) through (3) being sometimes referred to herein as a
"Non-control Transaction");

               B. a complete liquidation or dissolution of the Company; or

               C. an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person
(other than a
transfer to a subsidiary of the Company).

               Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any Person or Group becomes the
Beneficial Owner of more than the permitted amount of the outstanding
Voting Securities of the Company as a result of an acquisition of Voting
Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting
Securities owned by such Person or Group, provided that if (i) a Change in
Control would have been deemed to have occurred but for the operation of this sentence as a result of such acquisition of Voting Securities by the
Company and (ii) such Person or Group thereupon or thereafter becomes the
Beneficial Owner of any additional Voting Securities resulting in an increase in the percentage of the then outstanding Voting Securities beneficially owned by such Person or Group (and which percentage is in excess of fifteen percent (15%)), then a Change in Control shall be deemed to have occurred at the time of such acquisition of beneficial ownership of such additional Voting Securities by such Person or Group.

     f. "Committee" means the Compensation Committee of the Board.

     g. "Company" means AT&T Capital Corporation, a Delaware corporation, and its successors.

     h. "Corporate Leadership Team" or "CLT" means the Corporate
Leadership Team of the Company or any successor strategic committee of the
Company.

     i. "Corporate Support Leader" or "CSL" means the head, regardless of title, of the Corporate Resources, Finance and Risk Management
CSUs (other
than on a designated interim basis) or such other individuals or positions designated from time to time by the CLT.

     j. "Corporate Support Unit" or "CSU" means a unit of the Company involved in supporting the Strategic Business Units as designated by the
CLT from time to time.

     k. "Disability" means "disability" within the meaning of the
Company's long-term disability plan, as in effect at the time.

     l.   "IPO Date" means August 4, 1993.

     m. "Member" means a non-probationary, active regular full-time or regular part-time employee of the Company or any subsidiary of the Company.


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     n.   "Net Income" means the consolidated net after-tax
income of the
Company, after adjustment to omit the effects of any extraordinary items and the cumulative effects of changes in accounting principles as shown in the Company's audited consolidated statement of income.

     o. "Participant" means a Member who satisfies the eligibility requirements in Section 3(a) and who has been selected by the CLT to participate in the Plan.

     p. "Performance Criteria" means the criteria to measure performance for a Plan Year from among one or more of the following:

          i.   Net Income;

          ii.  Return to Equity;

          iii. any other criteria related to Company performance, CSU or
SBU performance, individual performance or any other category of performance as designated by the CLT from time to time.

     q. "Performance Goal" means the level of performance as established by the CLT with respect to a Performance Criterion.

     r.   "Plan" means the AT&T Capital Corporation 1995 Annual
Incentive
Plan.

     s.   "Plan Year" means the calendar year.

     t. "Discretionary Fund" means the fund established pursuant to
Section 3(f).

     u. "Qualifying Termination" of the employment of a Participant with the Company and any of its subsidiaries in connection with a Change in
Control means any of the following:

          i. a termination of such employment by the Company and such subsidiaries within two (2) years after such Change in Control, other than a termination for Cause or in a case of Retirement, death, or Disability;

          ii. A termination of such employment by such Participant within two (2) years after a Change in Control for one or more of the following reasons:

               A. The assignment to such Participant of any duties inconsistent, in a way significantly adverse to such Participant, with such
Participant's positions, duties, responsibilities and status with the
Company and such subsidiaries immediately prior to such Change in Control, or a significant reduction in the duties and responsibilities held by such
Participant immediately prior to such Change in Control; a change in such
Participant's reporting responsibilities, title or offices as in effect immediately prior to such Change in Control that is significantly adverse to the Participant; or any removal of such Participant from or any failure to re-elect such Participant to any position with the Company or any such subsidiary that such Participant held immediately prior to such Change in


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

Control except in connection with such Participant's promotion or a termination of employment for Cause or in a case of Retirement, death, or
Disability; or

               B.   a reduction by the Company or such
subsidiaries in such
Participant's base annual salary as in effect immediately prior to such
Change in Control; the failure by the Company and such subsidiaries to continue in effect any employee benefit plan or compensation plan in which such Participant was participating immediately prior to such Change in
Control unless such Participant is permitted to participate in other plans providing substantially comparable benefits to such Participant; or the taking of any action by the Company or such subsidiaries that would adversely affect such Participant's participation in or materially reduce such Participant's benefits under any such plan; or

               C. the Company or such subsidiaries requiring such
Participant to be based anywhere other than such Participant's present work location or a location within twenty-five (25) miles from such present location; or the Company requiring such Participant to travel on company business to an extent substantially more burdensome than such Participant's travel obligations immediately prior to such Change in Control;

               provided that, in the case of any such termination of employment by the Participant, such termination shall not be deemed to be a
Qualifying Termination unless such termination occurs within ninety (90) days after the occurrence of the events constituting the reason for such termination; or

          iii. a termination of such employment by the Company and such subsidiaries within one (1) year prior to a Change in Control, other than a termination for Cause or in a case of Retirement, death, or Disability, if the Participant can demonstrate that such termination (A) was at the request of a third party with which AT&T or its subsidiaries (other than the Company and the subsidiaries of the Company to the extent that they are not directly or indirectly controlled by AT&T at the time) had entered into negotiations or an agreement with regard to such Change in Control or (B) otherwise occurred in connection with, or in anticipation of, such Change in Control, provided that, in either such case, such Change in Control actually occurs.

     v. "Retirement" means the voluntary retirement of a Member pursuant to a retirement plan of the Company or any subsidiary of the Company.

     o. "Return to Equity" means Net Income divided by the average of the
Company's consolidated shareholder equity, as of the end of each month in the twelve-month period ending on December 31 of a Plan Year.

     w. "Strategic Business Unit" or "SBU" means a strategic business unit of the Company as designated by the CLT from time to time.

     x. "SBU Head" means the head, regardless of title, of an SBU (other than on a designated interim basis).


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     y.   "Target Award" means, with respect to a Participant for
any Plan
Year, the base salary earned by such Participant for such Plan Year multiplied by the percentage established for such Participant for purposes of calculating his Target Award, provided that such percentage may not exceed 43% without the Committee's approval.

     z. "Target Pool" means a Target Pool established pursuant to Section
3(b).

     aa. "Unit Head Fund" means the fund established pursuant to Section
3(g).


SECTION 3: AWARDS

     a. Eligibility. All Members, other than Members who are part of the
Corporate Leadership Team or who participate in an incentive plan designated by the CLT as a substitute for this Plan, will be eligible to participate in the Plan. If the effective date of a Participant's participation in the Plan is after January 1 but prior to October 1 of a
Plan Year, the Participant will be entitled to receive only that portion of the Award that he would have otherwise been entitled to receive for such
Plan Year determined by multiplying the amount of such Award by a fraction, the numerator of which is the number of days of the Participant's active service during such Plan Year and the denominator of which is
365. No
Participant whose effective date of participation in the Plan is after
September 30 of a Plan Year may receive an Award for such Plan
Year.

     b. Target Pools and Adjusted Target Pools. Each Plan Year, the CLT will establish a Target Pool with respect to the CSUs and each SBU. Each such Target Pool will be adjusted by the CLT based on the extent to which applicable Performance Goals have been attained (an "Adjusted Target
Pool"). Except to the extent paid from the Discretionary Fund or the Unit
Head Fund, Awards paid to Members of a CSU or SBU may not, in the aggregate, exceed the Adjusted Target Pool for the CSUs or applicable SBU.

     c.   Performance Criteria and Performance Goals. Each Plan
Year,
Performance Criteria and Performance Goals will be established by, or in accordance with guidelines established by, the CLT. The CLT shall also determine the extent to which such Performance Criteria shall be weighted in determining Awards. Performance Criteria, Performance Goals and weightings may vary from Participant to Participant and SBU to SBU, between the CSUs and one or more SBUs and from Plan Year to Plan Year. The CLT may in its sole discretion, during or after any Plan Year, increase or decrease the amount of any Performance Goal and/or the weighting of any Performance
Criteria for such Plan Year to reflect (i) extraordinary, unusual or non-recurring items or events or (ii) material differences between any significant assumptions used by the CLT in establishing a Performance Goal and/or the weighting of a Performance Criteria and actual events or conditions experienced during such Plan Year.

     d. Target Awards. Target Awards will be established for each
Participant by, or in accordance with guidelines established by, the CLT.


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

Schedules will also be established by, or in accordance with guidelines established by, the CLT setting forth the percentage of the Target Award for each group of Participants payable at specified levels of performance, based on the Performance Goal for each Performance Criteria and the weighting established for such Performance Criteria.

     e. Determination of Awards. Subject to Section 3(b), (i) actual
Awards payable to Participants will be based upon the extent to which
Performance Goals have been achieved, and (ii) all such determinations regarding the achievement of Performance Goals and the calculation of
Awards will be made and/or approved by the CLT.

     f. Discretionary Fund. A Discretionary Fund will be established for each Plan Year. Such fund will be in addition to, and will be equal to ten percent (10%) of, the aggregate of the Adjusted Target Pools for such Plan
Year. Awards may be made from the Discretionary Fund in the sole and absolute discretion of the CLT. Such Awards may be made without regard to the extent to which any Performance Goals have been met.

     g. Unit Head Fund. A Unit Head Fund will be established with respect to the CSUs and each SBU for each Plan Year. Such fund will be in addition to, and will be equal to ten percent (10%) of, the Adjusted Target Pool applicable to the CSUs or such SBU, as the case may be, for such Plan Year.
Subject to any rules and guidelines established with respect thereto,
Awards may be made from the Unit Head Fund in the sole and absolute discretion of the applicable CSL or SBU Head. Such Awards may be made without regard to whether any Performance Criteria have been met.

     h. Payment of Awards. Awards will be paid in a lump sum cash payment as soon as practicable after the close of the Plan Year to which such
Awards relate but in no event later than March 15 of the Plan
Year
immediately following such Plan Year.

          i. If a Participant ceases to be employed by the Company and its subsidiaries prior to the Company's last regular business day in any
Plan Year, including without limitation by reason of transferring to AT&T or a subsidiary thereof other than the Company and its subsidiaries (if such transfer takes place more than three (3) years after the IPO
Date),
then the Participant's participation in the Plan shall terminate forthwith and such Participant will not be eligible to receive an Award for such Plan
Year.

          ii. Notwithstanding clause (i) above, if prior to December 31st of any Plan Year (x) a Participant who has completed during such Plan Year at least three (3) months full-time or regular part-time active service ceases to be employed by the Company and any of its subsidiaries by reason of death, Disability or Retirement or (y) a Participant transfers to an employment position with the Company or a subsidiary of the Company in which he is no longer eligible to participate in the Plan or (z) a
Participant transfers to AT&T or a subsidiary thereof other than the
Company and its subsidiaries within three (3) years after the IPO
Date, the
Participant will receive that portion, and only that portion, of the Award that he would otherwise have been entitled to receive for such Plan Year determined by multiplying the amount of such Award by a fraction, the


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

numerator of which is the number of days of the Participant's active service during such Plan Year through the date of his termination or transfer and the denominator of which is 365. In the event a Participant ceases to be employed by the Company and its subsidiaries by reason of death, the CLT may elect to pay such a pro rata Award based on an estimate of performance for such Plan Year.

          iii. In the event a Participant transfers from a CSU or SBU to another CSU or SBU during a Plan Year, the Participant's Award, if any, with respect to such Plan Year will be determined based on his relative participation in each such unit determined by the application of fractions, the numerators of which are the numbers of days of the Participant's active service in each such unit and the denominators of which are 365; provided, however, that such numerators will only include active service in units with respect to which the Participant was eligible to participate in the
Plan.

     i. Acceleration Upon Change in Control. In the event of a Qualifying
Termination of the employment of any Member with the Company prior to the end of any Plan Year in connection with a Change in Control, such Member shall become irrevocably vested with the right to receive an Award for such
Plan Year equal to the higher of (i) 110% of such Member's Target Award for such Plan Year and (ii) such Member's Award for the Plan Year immediately preceding such Change in Control. Similarly, in the event of such a
Qualifying Termination between the end of any Plan Year and March 15 of the immediately following Plan Year, such Member shall become irrevocably vested with the right to receive an Award with respect to such Plan Year equal to the highest of (i) the Award for such Plan Year, to the extent already determined, (ii) 110% of such Member's Target Award for such Plan
Year, and (iii) such Member's Award for the Plan Year immediately preceding such Change in Control. The Company shall pay the Member such amount no later than March 15 of the Plan Year immediately following the Plan Year to which such Award relates.


SECTION 4: ADMINISTRATION

     a. Authority. Except as otherwise provided in the Plan, the Plan will be administered by the CLT, who will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan and any related document, (iii) to prescribe, amend, and rescind rules and guidelines relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     b. Determinations. The actions and determinations of the CLT, the
CSL or an SBU Head, as the case may be, will, within the scope of their respective authority on all matters relating to the Plan and any Awards be final and conclusive. Such determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, Awards, whether or not such persons are similarly situated.


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

     c. Expenses. The Company will pay all costs and expenses of administering the Plan, including but not limited to the payment of expert fees.

     d. Delegation. The CLT may delegate the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.


SECTION 5: MISCELLANEOUS

     a. Award Confers No Right to Employment. No Member or other person shall have any right or claim to any Award under the Plan except in accordance with the provisions of the Plan. The Plan shall not be construed as creating any contract of employment or otherwise conferring upon any
Member any legal right to continuation of employment, nor as limiting or qualifying the right of the Company and its subsidiaries to discharge any
Member without regard to the effect that such discharge might have upon such Member's rights under the Plan.

     b. Unfunded Plan. Nothing in this Plan shall be interpreted as requiring the Company or any subsidiary of the Company to fund or otherwise set aside or earmark any assets for the purposes of satisfying any obligations under this Plan. The Company's obligations hereunder shall constitute general unsecured obligations, payable out of the Company's general assets, and no Member shall have any right to any specific assets of the Company or any subsidiary of the Company.

     c. Withholding Taxes. The Company will deduct any withholding taxes applicable to the payment of an Award hereunder (i) from the amount to be paid under such Award or (ii) from any other amount then or thereafter payable by the Company or any subsidiary of the Company to the relevant
Member.

     d. Successors. Awards granted hereunder shall be binding upon any successor or successors to the Company or any relevant subsidiary of the
Company.

     e. Non-Assignability of Rights. No interest, right or claim in or to any Award payable hereunder shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Company will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

     f. Facility of Payments. In the event that the CLT or its designee determines that any Member to whom an Award is payable under the Plan is unable to care for his affairs because of illness or accident, or otherwise, the CLT or its designee may direct that any payment due shall be paid to the duly appointed legal representative of such person, or if there be no duly appointed legal representative, to the spouse, a child, a parent or other blood relative of the person, or to any person deemed by the CLT or its designees to have incurred expense for the benefit of such person, and any such payments so made shall be a complete discharge of the liabilities of the Company therefor.

     g.   Applicability of Employee Compensation Adjustment Plan.
The
rights of a Participant under any Award granted to such Participant under the Plan shall be subject to the provisions of the AT&T Capital
Corporation
Employee Compensation Adjustment Plan, as in effect from time to time, to the extent applicable to such Participant.

     h. Governing Law. This Plan and the Awards granted hereunder shall be governed in accordance with the laws of the State of New
Jersey without
regard to the conflicts of law rules thereof.

     i. Number and Gender. Where from the context it appears appropriate, each term used in this Plan in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and neuter.

     j. Captions. Captions of this Plan are inserted for convenience of reference only, and the Plan is not to be construed by interpretation thereof.

     k. Amendments. The Plan may be amended or terminated by the Board or the Committee in any respect except that (i) no amendment may be made which would adversely affect the rights of a Participant under an Award granted and outstanding prior to the date such amendment is adopted and
(ii)
following any Change in Control, no such amendment may be made which would adversely affect the rights of Participants in the event of a Qualifying
Termination of their employment (including, without limitation, the definition of what constitutes a "Qualifying Termination").

     l.   Effective Date. The Plan shall be effective January 1,
1995.